   As filed with the Securities and Exchange Commission on: January 17, 1996
                                                    Registration No. 33-64911-01

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                 POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8* TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                           ADVANCED MICRO DEVICES, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                       94-1692300
---------------------------------           ------------------------------------
(STATE OR OTHER JURISDICTION                (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)


  ONE AMD PLACE, SUNNYVALE, CALIFORNIA                               94088-3453
----------------------------------------                             ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)


              1995 EMPLOYEE STOCK PURCHASE PLAN OF NEXGEN, INC.**
                 1995 STOCK PLAN OF NEXGEN, INC., AS AMENDED**
                    NEXGEN, INC. 1987 EMPLOYEE STOCK PLAN**
              ---------------------------------------------------
                           (FULL TITLE OF THE PLANS)


                                THOMAS M.MCCOY
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                 ADVANCED MICRO DEVICES, INC., ONE AMD PLACE,
                      SUNNYVALE, CALIFORNIA  94088-3453
-------------------------------------------------------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (408) 732-2400
                             --------------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

* Filed as a post-effective amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the provisions of Rule 401(e) and the procedure described herein. See "INTRODUCTORY STATEMENT."

** Each such plan to be assumed by Advanced Micro Devices, Inc. following the effectiveness of the merger of NexGen, Inc. with and into Advanced Micro Devices, Inc. pursuant to an Agreement and Plan of Merger dated as of October 20, 1995, as amended on December 11, 1995 and January 11, 1996.

                             INTRODUCTORY STATEMENT

     Advanced Micro Devices, Inc. ("AMD") hereby amends its registration Statement on Form S-4 (No. 33-64911) (the "Registration Statement"), by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the shares of common stock, $.01 par value, of AMD ("AMD Common Stock") issuable upon the exercise of stock options granted under the 1995 Stock Plan of NexGen, Inc., as amended, and the NexGen, Inc. 1987 Employee Stock Plan, or issuable pursuant to the 1995 Employee Stock Purchase Plan of NexGen, Inc. (together, the "Plans"). AMD and NexGen, Inc. ("NexGen") entered into an Agreement and Plan of Merger dated as of October 20, 1995, amended as of December 11, 1995 and January 11, 1996 (the "Merger Agreement"), pursuant to which on January 17, 1996, NexGen merged with and into AMD (the "Merger").
In the Merger, each outstanding share of common stock, $.0001 par value, of NexGen ("NexGen Common Stock") was converted into the right to receive .8 of a share of AMD Common Stock (the "Exchange Ratio"). In addition, AMD assumed the Plans and the options and rights to purchase shares of NexGen Common Stock previously granted thereunder became options and rights to purchase shares of AMD Common Stock, as adjusted as to price and/or number of shares to reflect the Exchange Ratio.

     The designation of the Post-Effective Amendment as Registration No. 33-64911-01 denotes that the Post-Effective Amendment relates only to the shares of AMD Common Stock issuable upon exercise of stock options and rights to purchase stock under the Plans and that this is the first Post-Effective Amendment filed with respect to such shares.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part I to be contained in the Section 10(a) prospectus with respect to each plan for which this Registration Statement is filed is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the note to Part I of Form S-8.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         a. Annual Report on Form 10-K for the fiscal year ended December 25, 1994, and Amendment No. 1 thereto on Form 10-K/A dated August 7, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         b. Quarterly Reports on Form 10-Q for the quarters ended April 2, 1995, July 2, 1995 and October 1, 1995, and Current Reports on Form 8-K dated December 30, 1994, February 10, 1995, March 13, 1995, April 17, 1995,
     September 25, 1995, November 6, 1995, December 18, 1995, January 5, 1996, January 10, 1996 and January 12, 1996.

         c. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed September 14, 1979, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law provides for the indemnification of officers and directors under certain conditions. The Bylaws of the Registrant permit indemnification to the maximum extent permitted by Delaware law. In addition, the Registrant is bound by agreements with certain of its directors and officers which obligate it to indemnify such persons in various circumstances. The Registrant has in effect a director and officer liability insurance policy indemnifying the Registrant and the officers and directors of the Registrant and officers and directors of the Registrant's subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act of 1933. The Registrant pays the entire premium of this policy. The Registrant's Certificate of Incorporation contains a provision which eliminates the personal liability of directors of the Registrant for monetary damages for certain breaches of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          See Index to Exhibits.

ITEM 9.   UNDERTAKINGS

          (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 13(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunnyvale, California, on this 17th day of January, 1996.


                                       ADVANCED MICRO DEVICES, INC.



                                       By   /s/ Marvin D. Burkett
                                          ---------------------------
                                             Marvin D. Burkett
                                           Senior Vice President
                                       Chief Financial and Administrative
                                           Officer and Treasurer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                  Title                 Date
       ---------                  -----                 ----

          *               Chairman of the Board    January 17, 1996
-----------------------   and Chief Executive
W.J. Sanders III          Officer (Principal
                          Executive Officer)

          *               Vice Chairman of the     January 17, 1996
-----------------------   Board
Anthony  B. Holbrook

          *               Director, President      January 17, 1996
-----------------------   and Chief Operating
Richard Previte           Officer

          *               Director                 January 17, 1996
-----------------------
Friedrich Baur

          *               Director                 January 17, 1996
-----------------------
Charles M. Blalack

          *               Director                 January 17, 1996
-----------------------
R. Gene Brown

          *               Director                 January 17, 1996
-----------------------
Joe L. Roby

          *               Director                 January 17, 1996
-----------------------
Leonard Silverman


/s/ Marvin D. Burkett     Senior Vice President,   January 17, 1996
-----------------------   Chief Financial and
Marvin D. Burkett         Administrative Officer
                          and Treasurer
                          (Principal Financial
                          Officer and Principal
                          Accounting Officer)



*  By: /s/ Marvin D. Burkett
       ---------------------
       Marvin D. Burkett
       Attorney-in-Fact

                                 EXHIBIT INDEX
                                 -------------

Exhibit
  No.                          Exhibit Name
-------                        ------------

5*              Opinion of Counsel; Bronson, Bronson & McKinnon

23.1            Consent of Ernst & Young LLP, Independent Auditors

23.2*           Consent of Counsel (See Exhibit 5)

24*             Power of Attorney

99.1            1995 Employee Stock Purchase Plan of NexGen, Inc.

99.2            1995 Stock Plan of NexGen, Inc., as amended

99.3            NexGen, Inc. 1987 Employee Stock Plan

* Previously filed